Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 33-78264 on Form N-1A of our reports dated May 22, 2006 relating to the financial statements and financial highlights of Excelsior Funds Trust including Mid Cap Value and Restructuring Fund, Equity Income Fund, High Yield Fund, Equity Opportunities Fund (formerly, Equity Core Fund), Income Fund, Total Return Bond Fund, and International Equity Fund appearing in the Annual Reports to Shareholders on Form N-CSR of Excelsior Funds Trust for the year ended March 31, 2006, which are incorporated by reference in the Statement of Additional Information, and to the reference to us under the headings “Financial Highlights” in such Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the reference to us on the cover of the Statement of Additional Information which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

July 27, 2006